UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2018

Emclaire Financial Corp
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34527	25-1606091
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

612 Main Street, Emlenton, Pennsylvania	16373
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(844) 767-2311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 2.01	Completion of Acquisition or Disposition of Assets

Emclaire Financial Corp ("Emclaire") has completed its acquisition of Community First Bancorp, Inc. ("Community First").  Effective on October 1, 2018, Community First merged with and into Emclaire (the "Merger") in accordance with the terms of the Agreement and Plan of Merger, dated as of May 24, 2018, by and between Emclaire and Community First (the "Merger Agreement").  Immediately following the Merger, Community First Bank, a Pennsylvania bank and the banking subsidiary of Community First merged with and into The Farmers National Bank of Emlenton, a national bank and the wholly-owned banking subsidiary of Emclaire ("Farmers National") (the "Bank Merger"), pursuant to a related Agreement of Merger (the "Bank Merger Agreement").

Pursuant to the Merger, each outstanding share of common stock, par value $0.50 per share, of Community First issued and outstanding immediately prior to the effective time of the Merger (other than certain shares held directly or indirectly by Emclaire or Community First), have been converted into the right to receive 1.2008 shares of common stock, par value $1.25 per share, of Emclaire, plus $6.95 in cash.  In addition, pursuant to the Bank Merger Agreement, each outstanding share of Community First Bank's Series A Non-Cumulative Perpetual Preferred Stock have been converted into the right to receive one share of Series C Non-Cumulative Preferred Stock of Emclaire and each outstanding share of Community First Bank's Series B Non-Cumulative Perpetual Preferred Stock have been converted into the right to receive one share Series D Non-Cumulative Preferred Stock of Emclaire.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          Pursuant to the terms of the Merger Agreement, on October 1, 2018, two former directors of Community First, Messrs. Henry H. Deible and Henry H. Deible, II were appointed to the Boards of Directors of Emclaire and Farmers National in the class of directors whose terms expire at the respective 2021 and 2019 annual meetings of shareholders of Emclaire and Farmers National. Each of such new directors will be re-nominated for an additional term, subject to the fiduciary duties of the Board of Directors and any applicable eligibility requirements set forth in Emclaire's or Farmers National's, as the case may be, articles of incorporation, bylaws, or nominating and corporate governance committee guidelines, or any applicable law, rule, regulation or listing standard. The two new directors will receive directors' fees consistent with Emclaire's and Farmers National's previously disclosed compensation for directors.  In addition, Mr. Deible entered into a consulting agreement with Farmers National to assist in the transition period following the Merger.  Under the consulting agreement, Mr. Deible will provide consulting services through November 30, 2018 and receive a consulting fee of $18,000 per month.

Henry H. Deible was appointed to the Nominating and Corporate Governance Committee and Human Resources Committee of the Board of Directors of Emclaire and Henry H. Deible, II was appointed to the Loan Committee and Strategic Planning Committee of the Board of Directors of Farmers National.  It is expected that Henry H. Deible will be appointed to the Audit Committee of the Board of Directors of Emclaire in January 2019.

ITEM 8.01	Other Events

On October 1, 2018 Emclaire issued a press release announcing the completion of the acquisition of Community First.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Dexcription
10.1
Agreement and Plan of Merger by and between Emclaire Financial Corp and Community First Bancorp, Inc., dated as of May 24, 2018 (Including the form of Agreement of Merger between Community First Bank and The Farmers National Bank of Emlenton as Exhibit A thereto).

99.1	Press Release dated October 1, 2018
_______________
*  Incorporated by reference from the Current Report on Form 8-K filed by Emclaire on May 25, 2018.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP

Date: October 1, 2018	By:	/s/William C. Marsh
William C. Marsh
Chairman, President and Chief Executive Officer